BYLAWS
                                       OF
                            ENERGIZER HOLDINGS, INC.
                                      * * *

                            ARTICLE I - SHAREHOLDERS
     SECTION 1. ANNUAL MEETING: The annual meeting of shareholders shall be held at the principal office of the Company, or at such other place either within or without the State of Missouri as the Directors may from time to time determine, at 2:00 P.M. on the fourth Monday in January in each year, or such other time as may be determined by the Chairman of the Board, or if such day be a legal holiday then on the next succeeding business day, to elect Directors and transact such other business as may properly come before the meeting.
     SECTION 2. SPECIAL MEETINGS: Special meetings of shareholders may be called only by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board or the President by request for such a meeting in writing. Such request shall be delivered to the Secretary of the Company and shall state the purpose or purposes of the proposed meeting. Upon such direction or request, subject to any requirements or limitations imposed by the Company's Articles of Incorporation, by these Bylaws, or by law, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time as is specified in the request. Only such business shall be conducted, and only such proposals shall be acted upon, as are specified in the call of any special meeting of shareholders, and each such meeting shall be held at such time, and at such place either within or without the State of Missouri, as may be specified in the notice thereof. As used in these Bylaws, the terms "entire Board of Directors" means the total number of Directors fixed by, or in accordance with, these Bylaws.
SECTION 3. NOTICE: Notice of each annual or special meeting of shareholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof, shall be sent to each shareholder of record entitled to vote at such meeting at least ten days but not more than seventy days prior to the meeting. Such other or additional notice shall be given as may be required by law. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where such shareholder attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 4. QUORUM; VOTING: At any meeting of shareholders, the shareholders having the right to vote shall be entitled to vote in person, by a telephonic voting system (including one established by a proxy solicitation firm, proxy support service organization or like agent), or by proxy appointed by a proper instrument in writing and subscribed by the shareholder or by his or her duly appointed attorney-in-fact. A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. Each shareholder shall have such voting power as is prescribed by the Articles of Incorporation with respect to the shares registered in his or her name on the books of the Company. At any meeting of shareholders, the holders of shares having a majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for all purposes. If, however, such quorum shall not be present or represented at any meeting of shareholders, the holders of shares having a majority of the outstanding voting power present and entitled to vote at any meeting may adjourn the same from time to time for successive periods of not more than ninety days after such adjournment, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If a quorum is present, the affirmative vote of the holders of shares constituting a majority of the voting power represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares is required by the Company's Articles of Incorporation, by these Bylaws or by law.
SECTION 5. BUSINESS TO BE CONDUCTED; ADVANCE NOTICE: At any meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. At any special meeting of shareholders, only such business or proposals as are specified in the notice of the meeting may be properly brought before the meeting. At any annual meeting of shareholders, in addition to any other requirements imposed by or pursuant to law, the Articles of Incorporation or these Bylaws, each item of business or proposal to be properly brought before a meeting must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (b) be otherwise properly brought before the meeting by or at the direction of the Board; or (c) be otherwise properly brought before the meeting by a shareholder of record. For business to be properly brought before a meeting by a shareholder of record, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the seventh day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. A shareholder's notice to the Secretary shall set forth as to each matter he or she proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear in the Company's shareholder records, of the shareholder(s) proposing such business;
(iii) the class and number of shares of the Company's capital stock which are beneficially owned by the proposing shareholder(s), and (iv) any material interest of the proposing shareholder(s) in such business. Public notice shall be deemed to have been given if a public announcement is made by press release reported by a national news service or in a publicly available document filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any successor of such statute or regulation promulgated thereunder). Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the requirements and procedures set forth in this section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and if he or she should so determine, shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. The Chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.
     SECTION 6. WRITTEN CONSENT OF SHAREHOLDERS: Any action which may be taken at any meeting of the shareholders, except the annual meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.
     SECTION 7. ORGANIZATION: Each meeting of shareholders shall be convened by the Chairman of the Board, President, Secretary or other officer or person calling the meeting by notice given in accordance with these Bylaws. The Chairman of the Board, or any person appointed by the Chairman of the Board prior to any meeting of shareholders, shall act as Chairman of each such meeting of shareholders. In the absence of the Chairman of the Board, or a person appointed by the Chairman of the Board to act as Chairman of the meeting, the shareholders present at the meeting shall designate a Chairman of the meeting. The Secretary of the Company, or a person designated by the Chairman of the meeting, shall act as Secretary of each meeting of shareholders. Whenever the Secretary shall act as Chairman of the meeting, or shall be absent, the Chairman of the meeting shall appoint a person present to act as Secretary of the meeting.
                         ARTICLE II - BOARD OF DIRECTORS
     SECTION  1.     ELECTION;  TENURE;  QUALIFICATIONS:
 (a) The Board of Directors shall consist of not less than [six (6)] nor more than ten (10) members, such Directors to be classified in respect of the time for which they shall severally hold office by dividing them into three classes of approximately equal size, each class to be elected for a term of three years; and the number of Directors shall be fixed by a resolution of the Board of Directors adopted from time to time.
     (b) Directors shall be elected at each annual meeting of shareholders, to hold office until the expiration of the term of their respective class, or until their respective successors shall be elected and shall qualify. Directors need not be shareholders unless the Articles of Incorporation at any time so require.
(c) Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders called for such purpose by or at the direction of the Board or any committee thereof designated by the Board, or by any shareholder of record of the Company entitled to vote for the election of Directors at the meeting who complies with the procedures set forth herein. In order for persons nominated to the Board, other than those persons nominated by or at the direction of the Board or any committee thereof designated by the Board, to be qualified to serve on the Board, such nominations shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received by the Secretary of the Company not less than 90 nor more than 120 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders by the Company, notice by the shareholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person for the previous five years, (C) the class and number of shares of the Company's capital stock which are beneficially owned by such person, (D) such person's written consent to being named as a nominee and to serving as a Director if elected, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (or any successor of such regulation or statute), and
(ii) as to the shareholder(s) making the nomination (A) the name and address, as they appear in the Company's shareholder records, of such shareholder(s) and (B) the class and number of shares of the Company's capital stock which are beneficially owned by such shareholder(s). "Public notice" shall be deemed to have been given if a public announcement is made by press release reported by a national news service or in a publicly available document filed with the United States Securities and Exchange Commission pursuant to the Exchange Act (or any successor of such statute or regulation promulgated thereunder). No person shall be qualified for election as a Director of the Company unless nominated in accordance with the requirements and procedures set forth in this section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of these Bylaws, and if he or she should so determine, shall so declare to the meeting, and the defective nomination shall be disregarded. The Chairman of a meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.
     SECTION 2. POWERS: The Board of Directors shall have power to direct the management and control the property and affairs of the Company, and to do all such lawful acts and things which, in their absolute judgment and discretion, they may deem necessary and appropriate for the expedient conduct and furtherance of the Company's business.
SECTION 3. CHAIRMAN: The Directors shall elect one of their number to be Chairman of the Board. The Chairman shall preside at all meetings of the Board, unless absent from such meeting, in which case, if there is a quorum, the Directors present may elect another Director to preside at such meeting.
SECTION  4.     MEETINGS:
(a) Regular meetings of the Board, or of any committee designated by the Board, may be held without notice at such time and place either within or without the State of Missouri as shall from time to time be determined by the Chairman of the Board. Special meetings of the Board, or of any committee designated by the Board, may be held at any time and place upon the call of the Chairman of the Board, President or Secretary of the Company by oral, written, telefax, telegraphic or other electronic notice duly given, sent or mailed to each Director, at such Director's last known address, not less than twenty-four hours before such meeting; provided, however, that any Director may, at any time, in writing or by telefax, telegram, or other electronic transmission waive notice of any meeting at which he or she may not be or may not have been present. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting except where a Director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Rules of procedures for the conduct of such meetings may be adopted by resolution of the Board of Directors.
(b) Members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment whereby all persons participating in the meeting can hear each other, and participants in a meeting in this manner shall constitute presence in person at the meeting.
SECTION 5. QUORUM: A majority of the entire Board of Directors shall constitute a quorum at all meetings of the Board, and the act of the majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number of Directors is required by the Articles of Incorporation, by these Bylaws or by law. At any meeting of Directors, whether or not a quorum is present, the Directors present thereat may adjourn the same from time to time without notice other than announcement at the meeting.
SECTION 6. WRITTEN CONSENT OF DIRECTORS: Any action which may be taken at any meeting of Directors, or of any committee of the Board, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the members of the Board or committee. Such consents may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.
SECTION 7. RESIGNATION OF DIRECTORS: Any Director of the Company may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers of the Company; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 8. VACANCIES: Vacancies on the Board and newly created directorships resulting from any increase in the number of Directors to constitute the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.
SECTION 9. COMPENSATION OF DIRECTORS: The Board of Directors may, by resolution passed by a majority of the entire Board, fix the terms and amount of compensation payable to any person for his or her services as Director, if he or she is not otherwise compensated for services rendered as an officer or employee of the Company; provided, however, that any Director may be reimbursed for reasonable and necessary expenses of attending meetings of the Board, or otherwise incurred for any Company purpose; and provided, further, that members of special or standing committees may also be allowed compensation and expenses similarly incurred. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.
SECTION 10. COMMITTEES OF THE BOARD OF DIRECTORS: The Board of Directors may, by resolution passed by a majority of the entire Board, designate two or more Directors to constitute an Executive Committee of the Board which shall have and shall exercise all of the authority of the Board of Directors in the management of the Company, in the intervals between meetings of the Board of Directors. In addition, the Board may appoint any other committee or committees, with such members, functions, and powers as the Board may designate. The Board shall have the power at any time to fill vacancies in, to change the size or membership of, or to dissolve any one or more of such committees. Each such committee shall have such name as may be determined by the Board, and shall keep regular minutes of its proceedings and report the same to the Board of Directors for approval as required. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee. Any action which is required to be or may be taken at a meeting of a committee of Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the members of the committee.

                             ARTICLE III - OFFICERS
     SECTION 1. OFFICERS; ELECTION: The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, and a Secretary, and may also include, as the Board may from time to time designate, one or more Vice Chairmen of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Group Vice Presidents, one or more Vice Presidents, a General Counsel, a Treasurer, a Controller, and one or more
Assistant  Secretaries,  Assistant  Treasurers  and  Assistant Controllers.  The
Board of Directors shall elect all officers of the Company, except that Assistant Secretaries, Assistant Treasurers and Assistant Controllers may be appointed by the Chairman of the Board or the Chief Executive Officer. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors shall from time to time determine. Any two or more offices may be held by the same person except the offices of Chairman of the Board and Secretary.
SECTION 2. TERMS; COMPENSATION: All officers of the Company shall hold office at the pleasure of the Board of Directors. The compensation each officer is to receive from the Company shall be determined in such manner as the Board of Directors shall from time to time prescribe.
SECTION 3. POWERS; DUTIES: Each officer of the Company shall have such powers and duties as may be prescribed by resolution of the Board of Directors or as may be assigned by the Board of Directors or the Chief Executive Officer.
SECTION 4. REMOVAL: Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. The Chairman of the Board may suspend any officer until the Board of Directors shall next convene.
                           ARTICLE IV - CAPITAL STOCK
     SECTION  1.     STOCK  CERTIFICATES:
(a) All certificates representing shares of stock of the Company shall be numbered appropriately and shall be entered in the books of the Company as they are issued. They shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company, and shall bear the corporate seal of the Company. To the extent permitted by law, the signatures of such officers, and the corporate seal, appearing on certificates of stock, may be facsimiles, engraved or printed. In case any such officer who signed or whose facsimile signature appears on any such certificate shall have ceased to be such officer before the certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as if such officer had not ceased to be such officer at the date of its issue.
     (b) The Company shall not issue a certificate for a fractional share; however, the Board of Directors may issue, in lieu of any fractional share, scrip or other evidence of ownership upon such terms and conditions as it may deem advisable.
(c) Notwithstanding any other provision of this Article IV, the Board of Directors may by resolution determine to issue certificateless shares, for registration in book entry accounts for shares of stock in such form as the appropriate officers of the Company may from time to time prescribe, in addition to or in place of shares of the Company represented by certificates, to the extent authorized by applicable law.
SECTION 2. RECORD OWNERSHIP: The Company shall maintain a record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue and the number thereof. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly it will not be bound to recognize any equitable or other claim of interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Missouri.
SECTION 3. TRANSFERS: Transfers of stock shall be made on the books of the Company only by direction of the person named in the certificate, or by such person's duly appointed attorney-in-fact, lawfully constituted in writing, and upon the surrender of the certificate therefor or by appropriate book-entry procedures.
SECTION 4. TRANSFER AGENTS; REGISTRARS: The Board of Directors shall, by resolution, from time to time appoint one or more Transfer Agents, that may be officers or employees of the Company, to make transfers of shares of stock of the Company, and one or more Registrars to register shares of stock issued by or on behalf of the Company. The Board of Directors may adopt such rules as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Company.
SECTION 5. LOST CERTIFICATES: Each person whose certificate of stock has been lost, stolen or destroyed shall be entitled to have a replacement certificate issued in the same name and for the same number of shares as the original certificate, provided that such person has first filed with such officers of the Company, Transfer Agents and Registrars, as the Board of Directors may designate, an affidavit stating that such certificate was lost, stolen or destroyed and a bond of indemnity, each in the form and with such provisions as such officers, Transfer Agents and Registrars may reasonably deem satisfactory.
SECTION 6. TRANSFER BOOKS; RECORD DATES: The Board of Directors shall have power to close the stock transfer books of the Company as permitted by law; provided, however, that in lieu of closing the said books, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date to allow for the determination of shareholders entitled to receive notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to receive any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders, and only such shareholders, as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to receive notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting and upon any adjournment of the meeting, except that if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Company by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment of the meeting.
SECTION 7. DIVIDENDS: Dividends upon the outstanding shares of the Company may be declared by the Board of Directors at any regular or special meeting pursuant to law. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conducive to the interest of the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.
          ARTICLE V - OFFICES, SEAL, BOOKS, NOTICE, CHECKS, FISCAL YEAR
     SECTION 1. OFFICES: The principal office of the Company shall be located at800 Chouteau, St. Louis, Missouri 63102.
     SECTION 2. SEAL: The corporate seal of the Company shall be a circular seal; the words "ENERGIZER HOLDINGS, INC." shall be embossed in the outer margin; and the words "Corporate Seal" shall be embossed in the interior; and impression of the same is set forth hereon.
SECTION 3. PLACE FOR KEEPING BOOKS AND SEAL: The books of the Company, and its corporate minutes and corporate seal, shall be kept in the custody of or under the direction of the Secretary at the principal office of the Company, or at such other place or places and in the custody of such other person or persons as the Board of Directors may from time to time determine.
SECTION  4.     NOTICES:
(a) Whenever, under the provisions of applicable law, the Articles of Incorporation or these Bylaws, written notice is required to be given to any Director or shareholder, it shall not be construed to require personal notice, but such notice may be given by mail, by depositing the same in the post office or in a letter box, in a post-paid sealed wrapper, addressed to such Director or shareholder at such address as appears on the books of the Company, and such notice shall be deemed to be given at the time when the same shall be thus mailed, or may be given by telefax, telegraphic or other electronic transmission to the extent authorized or allowed by law.
(b) Whenever any notice is required to be given a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     SECTION 5. FISCAL YEAR: The fiscal year of the Company shall commence with the first day of October in each year.

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ARTICLE  VI  -  ALTERATION,  AMENDMENT  OR  REPEAL  OF  BYLAWS
These Bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if a description of the proposed alteration, amendment or repeal is provided in the materials presented at such regular or special meeting, by the affirmative vote of a majority of the entire Board of Directors, provided that such authority has been delegated to the Board of Directors by the Articles of Incorporation and further provided that in no event shall the Bylaws be inconsistent with law or, in substance to a material degree, with any of the terms, conditions or provisions of the Articles of Incorporation of the Company.